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                                                                    Exhibit 23.6

                       [Letterhead of Coopers & Lybrand]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of SunAmerica Inc. on Form S-3 (File No. 333-14201) of our reports dated January 26, 1996 and January 27, 1995, on our audits of the financial statements of Ford Life Insurance Company as of December 31, 1995, 1994 and 1993, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in SunAmerica Inc.'s Amendment No. 1 on Form 8-K/A and Form 8-K dated May 7, 1996 and December 12, 1995, respectively. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
October 31, 1996